                             VENTURE VUL ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male preferred nonsmoker, age 35. Face Amount $250,000. Death benefit option 1. $3,845.15 planned annual premium paid on the policy anniversary.

Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%.

The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

         BEGINNING                           ADMIN &     ASSET                 MONTHLY NET     ENDING
          POLICY       NET         VALUE     FACE AMT  BASED RISK    COI       INVESTMENT      POLICY
POLICY    VALUE      PREMIUM       AFTER     CHARGE      CHARGE      CHARGE      FACTOR         VALUE
 MONTH   (Step 1)    (Step 2)     PREMIUM   (Step 3a)   (Step 3b)  (Step 3c)    (Step 4)      (Step 5)
-------------------------------------------------------------------------------------------------------
   1     14,294.09   3,556.76    17,850.85     67.50       0.00       5.70      1.0086854     17,932.06
   2     17,932.06       0.00    17,932.06     67.50       0.00       5.70      1.0086854     18,013.97
   3     18,013.97       0.00    18,013.97     67.50       0.00       5.70      1.0086854     18,096.59
   4     18,096.59       0.00    18,096.59     67.50       0.00       5.70      1.0086854     18,179.93
   5     18,179.93       0.00    18,179.93     67.50       0.00       5.70      1.0086854     18,263.99
   6     18,263.99       0.00    18,263.99     67.50       0.00       5.69      1.0086854     18,348.79
   7     18,348.79       0.00    18,348.79     67.50       0.00       5.69      1.0086854     18,434.33
   8     18,434.33       0.00    18,434.33     67.50       0.00       5.69      1.0086854     18,520.61
   9     18,520.61       0.00    18,520.61     67.50       0.00       5.69      1.0086854     18,607.64
  10     18,607.64       0.00    18,607.64     67.50       0.00       5.69      1.0086854     18,695.43
  11     18,695.43       0.00    18,695.43     67.50       0.00       5.68      1.0086854     18,783.99
  12     18,783.99       0.00    18,783.99     67.50       0.00       5.68      1.0086854     18,873.32

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Investment Management Fees and Expenses* = 12% - 1.065% = 10.935%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 1.065% per annum, in absence of expense reimbursements.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month.

     For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $14,294.09

Step 2: Calculating the Net Premium

     Net Premium = Gross Premium - Premium Charge

     For year 5 month 1, the premium charge is 7.5% of gross premium paid.

     Net Premium = $3,845.15 - ($3,845.15 x 7.5%) = $3,556.76

Step 3: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Administrative Charge + Face Amount Charge + Asset-Based Risk Charge + Cost of Insurance Charge

     Step 3a: Administrative and Face Amount Charges

         Administrative charge of $40.00 per month.

         Face Amount Charge for the illustration is $0.11 per thousand of face amount per month.

         Face Amount Charge = $0.11 x $250,000/1000 = $27.50 per month.

     Step 3b: For this illustration, there are no asset-based charges.

     Step 3c: Cost of Insurance (COI) Charge = Monthly COI rate x [(Death Benefit/Discount Factor) - (Beginning Policy Value + Net Premium - Administrative charge - Face Amount Charge - Asset-Based Risk Charge)]

         In the illustrated example, the Monthly COI rate for year 5 is
         0.0000246 , the Death Benefit is $250,000 and the Discount Factor is 1.0024663

     COI Deduction = 0.0000246 x [($250,000/1.0024663) - ($14,294.09 +
     $3,556.76 - $40.00 - $27.50 - $0] = $5.70

     Total Monthly Deductions = $40.00 + $27.50 + $0 + $5.70 = $73.20

Step 4: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.935% net annual subaccount rate of return:

         Monthly Net Investment Factor (hypothetical) = (1 + 0.10935) to the power of 1/12 = 1.0086854

Step 5: Ending Policy Value

         Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

         For year 5 month 1 Ending Policy Value = ($14,294.09 + $3,556.76 - $73.20) x (1.0086854) = $17,932.06

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

     Cash Surrender Value = Ending Policy Value - Surrender Charge

     The Surrender Charge for year 5 month 12 in this illustration is $3,178.43

     Cash Surrender Value month 12 = $18,873.32 - $3,178.43 = $15,694.89


THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

     In year 5 of the illustration, the attained age of the policyholder is 39 and the applicable Minimum Death Benefit Percentage is 250%.

     Death Benefit = greater of [$250,000] or [250% x $18,873.32] = $250,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

     The premium charge is 7.5% for the first 10 policy years and 5% thereafter. The administration charge is $40 per month for the first 5 policy years and $20 thereafter. The monthly face amount charge is $0.11 per $1000 of face amount for the first 10 policy years and zero thereafter.

     The monthly COI rates will vary by attained age.

     An investment credit may apply after the tenth policy year. The policy value invested in subaccounts is credited with an annual amount equal to 0.075% for policy years 11 to 20, and 0.175% thereafter. This credit is not guaranteed.

How the Cash Surrender Value will differ in other years:

     The surrender charge is based on the issue age of the policyholder and on a grading percentage which decreases from policy year 1 to 15, and is zero for year 16 and later. Within a policy year, the grading percentages are interpolated on a monthly basis.

POLICY      SURRENDER CHARGE
 YEAR      GRADING PERCENTAGE
 ----      ------------------
   1             100%
   2              93%
   3              87%
   4              80%
   5              73%
   6              67%
   7              60%
   8              53%
   9              47%
  10              40%
  11              33%
  12              27%
  13              20%
  14              13%
  15               7%
  16+              0%

How the Death Benefit will differ in other years:

     Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.

                                      EPVUL
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male preferred nonsmoker, age 35. Face Amount $500,000. Death benefit option 1.

$7,381.94 planned annual premium paid on the policy anniversary.

Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%.

The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

         BEGINNING                           ADMIN &      ASSET                MONTHLY NET     ENDING
          POLICY        NET        VALUE    FACE AMT   BASED RISK     COI      INVESTMENT      POLICY
POLICY     VALUE      PREMIUM      AFTER     CHARGES     CHARGE     CHARGE       FACTOR         VALUE
 MONTH    (Step 1)    (Step 2)    PREMIUM   (Step 3a)   (Step 3b)  (Step 3c)     (Step 4)      (Step 5)
-------------------------------------------------------------------------------------------------------
   1     29,463.11   6,828.29    36,291.40     95.00       0.00      11.39      1.0086573     36,498.28
   2     36,498.28       0.00    36,498.28     95.00       0.00      11.39      1.0086573     36,706.95
   3     36,706.95       0.00    36,706.95     95.00       0.00      11.38      1.0086573     36,917.43
   4     36,917.43       0.00    36,917.43     95.00       0.00      11.38      1.0086573     37,129.73
   5     37,129.73       0.00    37,129.73     95.00       0.00      11.37      1.0086573     37,343.88
   6     37,343.88       0.00    37,343.88     95.00       0.00      11.37      1.0086573     37,559.89
   7     37,559.89       0.00    37,559.89     95.00       0.00      11.36      1.0086573     37,777.78
   8     37,777.78       0.00    37,777.78     95.00       0.00      11.36      1.0086573     37,997.55
   9     37,997.55       0.00    37,997.55     95.00       0.00      11.35      1.0086573     38,219.24
  10     38,219.24       0.00    38,219.24     95.00       0.00      11.35      1.0086573     38,442.85
  11     38,442.85       0.00    38,442.85     95.00       0.00      11.34      1.0086573     38,668.40
  12     38,668.40       0.00    38,668.40     95.00       0.00      11.33      1.0086573     38,895.91

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Investment Management Fees and Expenses* = 12% - 1.102% = 10.898%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 1.102% per annum, in absence of expense reimbursements.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month.

     For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $29,463.11

Step 2: Calculating the Net Premium

     Net Premium = Gross Premium - Premium Charge

     For year 5 month 1, the premium charge is 7.5% of gross premium paid.

     Net Premium = $7,381.94 - ($7,381.94 x 7.5%) = $6,828.29

Step 3: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Administrative Charge + Face Amount Charge + Asset-Based Risk Charge + Cost of Insurance Charge

     Step 3a: Administrative and Face Amount Charges

         Administrative charge of $40 per month.

         Face Amount Charge for the illustration is $0.11 per thousand of face amount per month.

         Face Amount Charge = $0.11 x $500,000/1000 = $55 per month.

     Step 3b: For this illustration, there are no asset-based charges.

     Step 3c: Cost of Insurance (COI) Charge = Monthly COI rate x [(Face Amount/Discount Factor) - (Beginning Policy Value + Net Premium - Administrative Charge - Face Amount Charge - Asset-Based Risk Charge)]

         In the illustrated example, the Monthly COI rate for year 5 is
         0.0000246 , the Face Amount is $500,000 and the Discount Factor is 1.0024663

     COI Deduction = 0.0000246 x [( $500,000/1.0024663) - ($29,463.11 +
     $6,828.29 - $40.00 - $55.00 - $0] = $11.39

     Total Monthly Deductions = $40.00 + $55.00 + $0 + $11.39 = $106.39

Step 4: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.898% net annual subaccount rate of return:

         Monthly Net Investment Factor (hypothetical) = (1 + 0.10898) to the power of 1/12 = 1.0086573

Step 5: Ending Policy Value

         Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)


         For year 5 month 1 Ending Policy Value = ($29,463.11 + $6,828.29 - $106.39) x (1.0086573) = $36,498.28

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

     Cash Surrender Value = Ending Policy Value - Surrender Charge

     The Surrender Charge for year 5 month 12 in this illustration is $6,222.51

     Cash Surrender Value month 12 = $38,895.91 - $6,222.51 = $32,673.40


THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

     In year 5 of the illustration, the attained age of the policyholder is 39 and the applicable Minimum Death Benefit Percentage is 250%.

     Death Benefit = greater of [$500,000] or [250% x $38,895.91] = $500,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

     The premium charge is 7.5% for the first 10 policy years and 5% thereafter.

     The administration charge is $40 per month for the first 5 policy years and $20 thereafter.

     The monthly face amount charge is $0.11 per $1000 of face amount for the first 10 policy years and zero thereafter.

     The monthly COI rates will vary by attained age.

     An investment credit may apply after the tenth policy year. The policy value invested in subaccounts is credited with an annual amount equal to 0.075% for policy years 11 to 20, and 0.175% thereafter. This credit is not guaranteed.

How the Cash Surrender Value will differ in other years:

     The surrender charge is based on the issue age of the insured and on a grading percentage which decreases from policy year 1 to 15, and is zero for year 16 and later. Within a policy year, the grading percentages are interpolated on a monthly basis.

POLICY      SURRENDER CHARGE
 YEAR      GRADING PERCENTAGE
 ----      ------------------
   1             100%
   2              93%
   3              87%
   4              80%
   5              73%
   6              67%
   7              60%
   8              53%
   9              47%
  10              40%
  11              33%
  12              27%
  13              20%
  14              13%
  15               7%
  16+              0%

How the Death Benefit will differ in other years:

     Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.